Exhibit 99.2
Condensed Consolidated Statements of Comprehensive Income (Loss) - unaudited

	Year Ended December 31,
	2011	2010	2009
	(In thousands)
Net income (loss)	$(7,999)	$12,250	$4,241
Other comprehensive income, net of tax:
Fair value adjustment on derivative instruments	11,562	6,416	1,892
Other comprehensive income	11,562	6,416	1,892
Comprehensive income	3,563	18,666	6,133
Comprehensive income attributable to noncontrolling interest	(177)	2,176	—
Comprehensive income (loss) attributable to Boyd Gaming Corporation	$3,740	$20,842	$6,133

Exhibit 99.2
Condensed Consolidated Statements of Comprehensive Income (Loss) - unaudited

	Year Ended December 31,
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries (100% owned)	Non-Guarantor Subsidiaries (Not 100% Owned)	Eliminations	Consolidated
	(In thousands)
2011
Net income (loss)	$(3,854)	$185,581	$(12,590)	$(2,395)	$(174,741)	$(7,999)
Other comprehensive income, net of tax:
Fair value of derivative instruments	7,594	—	—	3,968	—	11,562
Other comprehensive income	7,594	—	—	3,968	—	11,562
Comprehensive income	3,740	185,581	(12,590)	1,573	(174,741)	3,563
Comprehensive income attributable to noncontrolling interest	—	—	—	(177)	—	(177)
Comprehensive income (loss) attributable to Boyd Gaming Corporation	$3,740	$185,581	$(12,590)	$1,750	$(174,741)	$3,740

2010
Net income (loss)	10,310	147,290	(31,015)	19,036	(133,371)	12,250
Other comprehensive income, net of tax:
Fair value of derivative instruments	10,532	—	—	(4,116)	—	6,416
Other comprehensive income	10,532	—	—	(4,116)	—	6,416
Comprehensive income	20,842	147,290	(31,015)	14,920	(133,371)	18,666
Comprehensive income attributable to noncontrolling interest		—	—	(2,176)	—	(2,176)
Comprehensive income (loss) attributable to Boyd Gaming Corporation	$20,842	$147,290	$(31,015)	$17,096	$(133,371)	$20,842

2009
Net income (loss)	4,241	186,573	(106,385)	—	(80,188)	4,241
Other comprehensive income, net of tax:
Fair value of derivative instruments	1,892	—	—	—	—	1,892
Other comprehensive income	1,892	—	—	—	—	1,892
Comprehensive income	6,133	186,573	(106,385)	—	(80,188)	6,133
Comprehensive income (loss) attributable to Boyd Gaming Corporation	$6,133	$186,573	$(106,385)	$—	$(80,188)	$6,133